SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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JAVA DETOUR, INC.
(Name of Registrant as Specified in its Charter)

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JAVA DETOUR, INC.
1550 BRYANT STREET, SUITE 725
SAN FRANCISCO, CA 94103
(415) 241-8020

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER
__________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY
__________________

To the Stockholders of Java Detour, Inc.:

NOTICE IS HEREBY GIVEN that certain stockholders of Java Detour, Inc., a Delaware corporation (“Java Detour” or the “Company”) have consented to take corporate actions by consent in lieu of a meeting of stockholders. The corporate actions will be effective 20 days after the mailing of this information statement to:

1.
Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (“Common Stock”) from 75,000,000 shares to 250,000,000 shares (the “Share Increase”).

On April 14, 2010, our board of directors and stockholders holding approximately 50.3% of our outstanding voting capital stock executed written consents approving the Share Increase. The consents we have received constitute the only stockholder approval required for the Share Increase under the Delaware General Corporation Law (the “DGCL”) and our existing Certificate of Incorporation and Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, stockholder approval of these amendments will become effective on or after such date that is approximately 20 calendar days following the date we first mail the Information Statement to our stockholders. After such date, the board of directors may implement the Share Increase at any time by filing a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The board of directors intends to effectuate the Share Increase as soon as practicable following May 14, 2010.

We are furnishing the Information Statement to you solely to inform you of the approval of the Share Increase by holders of a majority of our issued and outstanding voting capital stock. Section 228 of the DGCL requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice. No action is required by you.

For further information regarding the matters as to which stockholder consent was given, I urge you to carefully read the accompanying Information Statement. If you have questions about these proposals or would like additional copies of the Information Statement, you should contact Michael Binninger, President and Secretary, Java Detour, Inc., 1550 Bryant Street, Suite 725, San Francisco, California 94103; telephone: (415) 241-8020.

By order of the Board of Directors

/s/ Harry R. Kraatz Harry R. Kraatz
President and Chief Executive Officer

San Francisco, California
April 14, 2010

JAVA DETOUR, INC.

INFORMATION STATEMENT

TABLE OF CONTENTS

SUMMARY	1

Introduction	1
Dissenters' Rights	1
Certain Federal Income Tax Consequences	1
Government Approvals	1
Board of Directors and Consenting Stockholders	1

FORWARD-LOOKING STATEMENTS	2

SUMMARY INFORMATION IN QUESTION AND ANSWER FORMAT	3

STOCK OWNERSHIP TABLE	4

AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR THE SHARE INCREASE	5

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF JAVA DETOUR, INC.	APPENDIX A

JAVA DETOUR, INC.
1550 BRYANT STREET, SUITE 725
SAN FRANCISCO, CA 94103
(415) 241-8020

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

SUMMARY

Introduction

This Information Statement (the “Information Statement”) is being mailed on or about April 24, 2010 to the stockholders of record of Java Detour, Inc., a Delaware corporation (the “Company”), as of the close of business on April 14, 2010 (the “Record Date”). This Information Statement is being furnished to you for information purposes only, to inform you that holders of shares representing a majority of our issued and outstanding shares of voting capital stock have adopted, by written consent, resolutions authorizing us to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock, par value $0.001 per share (“Common Stock”) from 75,000,000 shares to 250,000,000 shares (the “Share Increase”).

The Board of Directors (the “Board”) believes that consummation of the Share Increase is in the best interests of the Company and its shareholders. Accordingly, on April 14, 2010, the Board unanimously approved the Share Increase and directed that it be submitted for stockholder approval.

Dissenters' Rights

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Delaware law to dissent or require a vote of all our shareholders.

Certain Federal Income Tax Consequences

The Share Increase will not result in any impact on our shareholders for federal and state income tax purposes.

Government Approvals

Except for compliance with the applicable regulations of the Securities and Exchange Commission in connection with this Information Statement and of the DGCL in connection with the Share Increase, we are not required to comply with any federal or state regulatory requirements, and no federal or state regulatory approvals are required in connection with the Share Increase.

Board of Directors and Consenting Stockholders

The Board of Directors believes that consummation of the Share Increase is in the best interests of the Company and its shareholders. Accordingly, on April 14, 2010, the Board unanimously approved the Share Increase, the corresponding amendments to our Certificate of Incorporation to effect the Share Increase and directed that it be submitted for stockholder approval.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of a majority of our issued and outstanding shares of voting capital stock to reduce the costs and implement the Share Increase in a timely manner.

As of the Record Date, there were 38,035,632 shares of Common Stock issued and outstanding.  The issued and outstanding shares of Common Stock constitute the only voting securities of the Company and each stockholder is entitled to cast one vote for each share held by such stockholder. On April 14, 2010, the following stockholders, who collectively own 50.3% of our Common Stock, consented in writing to the Share Increase (the “Consenting Stockholders”):

Stockholder	Consenting Shares	Total %
Michael Binninger	3,474,465	9.1%
Steven Binninger	3,474,465	9.1%
Paul Klapper	4,497,588	11.8%
Robert A. Naify	2,189,128	5.8%
Ron Sands	1,974,463	5.2%
Chris Baker	1,596,895	4.2%
Java Finance LLC	1,000,000	2.6%
David R. Grieve	723,958	1.9%
John C. Walsey	200,576	0.6%
	19,131,538	50.3%

The actions described in this Information Statement have been consented to by the Consenting Stockholders. Accordingly, the written consent executed by the Consenting Stockholders pursuant to Section 228(a) of the DGCL and delivered to the Company is sufficient to approve the Share Increase and the corresponding amendments to the Company’s Certificate of Incorporation, and no further stockholder vote or other action is required.

Pursuant to Section 228(c) of the DGCL, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.  The entire cost of furnishing this Information Statement will be borne by the Company.

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until 20 days after the mailing date of this Information Statement to our shareholders.

We are not seeking written consent from any of our shareholders and our other shareholders will not be given an opportunity to vote with respect to the transactions. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of advising shareholders of the action taken by written consent, as required by Delaware law and giving shareholders advance notice of the actions taken, as required by the Exchange Act

FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements, including statements regarding our "expectations," "beliefs," "goals," "hopes," "strategies," and the like. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking those safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that are subject to change at any time and from time to time and that could cause our actual results, performance or achievements to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results or developments to differ materially from those described in or contemplated or implied by such forward-looking statements include, without limitation, the risk that the assumptions upon which the forward-looking statements are based ultimately may prove to be incorrect or incomplete, as well as other risks and uncertainties that are described in the Company's filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

SUMMARY INFORMATION IN QUESTION AND ANSWER FORMAT

The following information in question and answer format, summarizes many of the material terms of the Company's proposed Share Increase.  For a complete description of the terms and conditions of the Share Increase, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Share Increase?

Approval of the Share Increase requires the affirmative vote of the holders of not less than a majority of the Company's outstanding common stock.

What Constitutes A Majority Of The Company's Outstanding Common Stock?

On April 14, 2010, the Company had 38,035,632 shares of Common Stock issued and outstanding.  19,017,816 shares constitute a majority of the shares of Common Stock issued and outstanding.

Who Voted In Favor Of The Share Increase?

Shareholders owning an aggregate of 19,131,538 shares of our common stock voted in favor of the Share Increase. Those shares combined represent 50.3% of the voting power of common stock.

Will The Shareholders That Voted In Favor Of The Share Increase Receive any Benefit from the Share Increase?

No. The Consenting Shareholders that voted in favor of the Share Increase will not receive any benefit different than the interest of all shareholders of the Company.

Why Isn't The Company Holding A Shareholders Meeting To Vote On The Proposed Share Increase?

To lawfully close on the proposed Share Increase, the DGCL requires that a majority of shares of Common Stock vote in favor of the proposed Share Increase. The shareholders voting in favor of the proposed Share Increase represent 50.3% of the shares outstanding, or a majority of the outstanding shares. Therefore, management concluded that because approving a transaction by the written consent of Shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a shareholders’ meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Share Increase, management and the Board of Directors decided not to conduct a meeting of Shareholders. Instead, Shareholders owning approximately 50.3% of the shares signed a written consent approving the Share Increase and the transactions contemplated thereby.

What Will Happen To The Company After The Share Increase?

Following the Share Increase, we expect to continue to market and distribute our products.

Why is the Share Increase Being Undertaken?

The Share Increase in authorized shares will permit the Board to issue additional shares without further shareholder approval to raise additional capital or take advantage of future opportunities.

What Rights Do Shareholders Have To Dissent From The Share Increase?

The Company’s shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Delaware law.

What Are The Income Tax Consequences Of The Share Increase?

There will be no federal or state income tax consequences to our shareholders as a result of the Share Increase.

STOCK OWNERSHIP TABLE

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the date hereof are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth as of April 14, 2010, certain information with respect to beneficial ownership of our common stock based on 38,035,632 issued and outstanding shares of common stock by each person known to be the beneficial owner of 5% or more of our outstanding common stock, each executive officer and director and all of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class
Michael Binninger, President and Director	3,961,965	(1)	10.3%
Steven Binninger, Director	3,486,965	(2)	9.2%
Ronald Sands, Director	1,986,963	(3)	5.2%
All executive officers and directors as a group (3 persons)	9,435,893		24.5%
Absolute Return Europe Fund	3,500,000	(4)	9.2%
European Catalyst Fund	2,500,000	(5)	6.6%
Absolute Octane Fund	2,000,000	(6)	5.3%
Absolute Octane Master Fund	2,296,939	(7)	6.0%
Paul Klapper	4,447,613	(8)	11.8%
Robert A. Naify	2,189,128	(9)	5.8%
Java Universe, LLC	2,000,000	(10)	5.3%
Total Directors and Officers and Five Percent Shareholders	28,369,573		73.6%

(1) This amount includes (i) 3,474,465 shares of common stock owned by Michael Binninger and (ii) 487,500 shares of common stock issuable to Mr. Michael Binninger upon exercise of options vested as of April 14, 2010, or within 60 days thereafter.

(2) This amount includes (i) 3,474,465 shares of common stock owned by Steven Binninger and (ii) 12,500 shares of common stock issuable to Mr. Steven Binninger upon exercise of options vested as of April 14, 2010, or within 60 days thereafter.

(3) This amount includes (i) 1,974,463 shares of common stock owned by Ronald Sands and (ii) 12,500 shares of common stock issuable to Mr. Sands upon exercise of options vested as of April 14, 2010, or within 60 days thereafter.

(4) As Chief Investment Officer and control person of Absolute Return Europe Fund, Florian Homm may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Homm disclaims beneficial ownership of the shares held by foregoing funds except to the extent of his proportionate pecuniary interest therein.

(5) As control person of European Catalyst Fund, Peter Irblad may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Irblad disclaims beneficial ownership of the shares held by foregoing funds except to the extent of his proportionate pecuniary interest therein.

(6) As control person of Absolute Octane Fund, Jens Peters may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Peters disclaims beneficial ownership of the shares held by foregoing funds except to the extent of his proportionate pecuniary interest therein.

(7) As control person of Absolute German Fund, Frank Siebrecht may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Siebrecht disclaims beneficial ownership of the shares held by the foregoing funds except to the extent of his proportionate pecuniary interest therein.

(8) This amount includes (i) 2,298,677 shares of our common stock owned by Clydesdale Partners LLC and 1,000,000 shares of our common stock owned by Clydesdale Ventures LLC, limited liability companies for which Mr. Klapper is one of two managers, and (ii) 1,148,936 shares of our common stock owned by The Klapper Family Trust, a trust for which Mr. Klapper is the trustee. As control person of Clydesdale Partners LLC, Clydesdale Ventures LLC and The Klapper Family Trust, Mr. Klapper may be deemed to have voting and investment powers for the shares held by the foregoing entities. Mr. Klapper disclaims beneficial ownership of the shares held by the foregoing entities except to the extent of his proportionate pecuniary interest therein.

(9) This amount includes 2,189,128 shares of our common stock owned by The Robert A. Naify Living Trust, a trust for which Mr. Naify is the trustee. As control person of The Robert A. Naify Living Trust, Mr. Naify may be deemed to have voting and investment powers. Mr. Naify disclaims beneficial ownership of the shares held by the trust except to the extent of his proportionate pecuniary interest therein.

(10) As control person of Java Universe, Joseph Mehri may be deemed to have voting and investment powers for the shares held by Java Universe.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR THE SHARE INCREASE

Summary

As of the Record Date: (i) the Company is authorized to issue 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) and (ii) 38,035,632 shares of Common Stock are issued and outstanding.

The Board and the Consenting Stockholders approved an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 shares to 250,000,000 shares. The amendment to our Certificate of Incorporation will not result in an increase in the number of authorized shares of Preferred Stock.

We will file an amendment to our Certificate of Incorporation, substantially in the form attached to this Information Statement as Appendix A (the “Share Increase Amendment”), with the Secretary of State of the State of Delaware, as soon as practicable following 20 calendar days after the date of the mailing of this Information Statement to our stockholders, and the Share Increase will become effective as of the date indicated in the Share Increase Amendment upon filing.

Purpose and Effects of Increasing the Authorized Shares of Common Stock

The principal purpose of increasing our authorized Common Stock is to ensure that the Company has sufficient shares of Common Stock available for general corporate purposes including, without limitation, equity financings, acquisitions and establishing strategic relationships with corporate partners. We believe that the availability of the additional common shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Our future revenue may be insufficient to support the expenses of our operations and the planned expansion of our business. We therefore may need additional equity capital to finance our operations. We may seek to obtain such equity capital through the issuance of common stock or securities convertible into common stock. Without an increase in the shares of Common Stock authorized for issuance, the Company might not be able to conclude any such transaction in a timely fashion.

To the extent that additional authorized shares are issued in the future, such issuance may decrease our existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our existing stockholders. The holders of our Common Stock have no preemptive rights to subscribe for additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of Common Stock. In addition, if the Board elects to cause the Company to issue additional shares of Common Stock or securities convertible into or exercisable for Common Stock, such issuance could have a dilutive effect on the voting power and earnings per share of existing stockholders. The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders.

The increase in the number of authorized shares and the subsequent issuance of such shares could have an anti-takeover effect, although this is not the intent of the Board in proposing the Share Increase Amendment. For example, if the Board issues additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or frustrating a merger, tender offer, proxy contest or an extraordinary transaction opposed by the Board, which may be favored by a majority of the independent stockholders, which would provide an above-market premium. Any such issuance of additional stock could have the effect of diluting our earnings per share and book value per share of outstanding shares of our Common Stock or the stock ownership and voting rights of a person seeking to obtain control of the Company. The relative rights and limitations of the shares of Common Stock will remain unchanged under the Share Increase Amendment.

The Company does not have any other provisions in its Certificate of Incorporation, Bylaws, employment agreements, or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Appendix A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF JAVA DETOUR, INC.

Pursuant to Delaware § 242

First: That at a meeting of the Board of Directors of Java Detour, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and soliciting written consents of the stockholders of said corporation for consideration thereof.

The resolutions setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ARTICLE V” so that, as amended, said Article shall be and read as follows:

Section 1. Number of Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue shall be 255,000,000 shares. The Corporation shall be authorized to issue two classes of shares of stock, designated, “Common Stock” and “Preferred Stock.” The Corporation shall be authorized to issue 250,000,000 shares of Common Stock, each share to have a par value of $.001 per share, and Five Million (5,000,000) shares of Preferred Stock, each share to have a par value of $.001 per share.

Section 2. Common Stock. The Board of Directors of the Corporation may authorize the issuance of shares of Common Stock from time to time. The Corporation may reissue shares of Common Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law.

Section 3. Preferred Stock. The Board of Directors of the Corporation may by resolution authorize the issuance of shares of Preferred Stock from time to time in one or more series. The Corporation may reissue shares of Preferred Stock that are redeemed, purchased, or otherwise acquired by the Corporation unless otherwise provided by law. The Board of Directors is hereby authorized to fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the Board of Directors or the percentage of members, if any, of the Board of Directors each class or series of Preferred Stock may be entitled to elect), rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

Section 4. Dividends and Distributions. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

Section 5. Voting Rights. Each share of Common Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

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Second: That thereafter, pursuant to resolution of its Board of Directors, signed written consents were received in accordance with Section 228 of the General Corporation Law of the State of Delaware representing the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: The effective date of said amendment shall be May 14, 2010.

JAVA DETOUR, INC.

By:	/s/ Harry R. Kraatz
Harry R. Kraatz, President

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